EXHIBIT 4.378
AMENDMENT AGREEMENT NO. 4
dated 9 February 2011
for
CLOSURE SYSTEMS INTERNATIONAL B.V.
as Chargor
and
WILMINGTON TRUST (LONDON) LIMITED
as Chargee

RELATING TO A
QUOTA CHARGE AGREEMENT
DATED 29 JANUARY 2010 AS AMENDED ON 4 MAY 2010,
16 NOVEMBER 2010 AND 1 FEBRUARY 2011

in respect of its Quota in CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

THIS AMENDMENT AGREEMENT (the “Agreement”) is made on 9 February 2011
BETWEEN:
(1)	Closure Systems International B.V., a private company with limited liability incorporated under the laws of The Netherlands, having its seat as at the date of this Agreement at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, registered with the Chamber of Commerce in Amsterdam, The Netherlands, under registration number 34291082, as owner of the Quota (as defined below) and chargor under this Agreement (hereinafter referred to as the “Chargor”);
and
(2)	Wilmington Trust (London) Limited, acting as chargee under this Agreement, in its capacity as collateral agent acting on behalf and for the benefit of the Secured Parties (as defined below), as appointed under the First Lien Intercreditor Agreement and authorised to represent their joint and several rights in connection with this Agreement (hereinafter, with its successors, permitted transferees and permitted assign in such capacity, referred to as the “Collateral Agent” or the “Chargee”);
(1) and (2) are together hereinafter referred to as the “Parties” and “Party” means any of them, as the context may require.
This Agreement is hereby acknowledged and accepted by:
(3)	CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság a limited liability company (korlátolt felelosségu társaság) incorporated under the laws of Hungary, having its registered seat as at the date of this Agreement at Berényi út 72-100., 8000 Székesfehérvár, Hungary, registered with the Fejér County Court in Székesfehérvár, Hungary, under registration number: Cg.07-09-013757, with tax identification number: 14122952-2-07 (hereinafter referred to as the “Company”).
RECITALS:
(A)	The Parties hereby declare that the Quota Charge Agreement (as defined below) was originally concluded on 29 January 2010 between the Chargee and the Chargor, pursuant to both (i) a credit agreement dated 5 November 2009 (as subsequently amended) between among others Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co KGaA, SIG Austria Holding GmbH, Pactiv Corporation, Closure Systems International BV, the other borrowers party thereto, the lenders from time to time parties thereto, and Credit Suisse AG (formerly known as Credit Suisse) as administrative agent (the “Credit Agreement”) and (ii) an indenture dated 5 November 2009 between, among others, Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as modified, amended or supplemented from time to time (the “2009 Indenture”), and the Quota Charge Agreement was amended on 16 November 2010 pursuant to an indenture dated 15 October 2010 between, among others, RGHL US Escrow I Inc., RGHL US Escrow I

LLC and RGHL Escrow Issuer (Luxembourg) I S.A. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent (the “2010 Indenture”) and the Quota Charge Agreement was further amended on 1 February 2011 pursuant to an indenture dated 1 February 2011 between, among others, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc. and Reynolds Group Issuer (Luxembourg) S.A. as issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent (the “February 2011 Secured Notes Indenture”).
(B)	In connection with the Credit Agreement, the 2009 Indenture, the 2010 Indenture and the February 2011 Secured Notes Indenture certain parties have entered into a first lien intercreditor agreement dated 5 November 2009 between, among others, The Bank of New York Mellon as trustee under the 2009 Indenture, Credit Suisse AG as representative under the Credit Agreement and each grantor that are parties thereto, as subsequently amended by Amendment No. 1 and Joinder Agreement dated 21 January 2010, which added the Collateral Agent as a collateral agent under the First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”).
(C)	Pursuant to an amendment no. 4 and incremental term loan assumption agreement (the “Amendment and Incremental Assumption Agreement”) dated on or about the date of this Agreement and entered into between, among others Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co KGaA, SIG Austria Holding GmbH, Pactiv Corporation, Closure Systems International B.V., the other borrowers party thereto, the lenders from time to time party thereto and Credit Suisse AG (formerly known as Credit Suisse) as administrative agent, the Credit Agreement has been amended and restated in the form of Annex A thereto (the “Amended and Restated Credit Agreement”).
(D)	As a consequence of the Amendment and Incremental Assumption Agreement and the Amended and Restated Credit Agreement, the Parties agreed to amend the Quota Charge Agreement and enter into this Agreement.
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Agreement:
“Quota Charge Agreement” means the quota charge agreement concluded in the form of a notarial deed dated 29 January 2010, as amended on 4 May 2010, 16 November 2010 and 1 February 2011 between the Chargor and the Chargee.

1.2	Incorporation of defined terms
(a)	Unless a contrary indication appears, a term defined in the First Lien Intercreditor Agreement and in the Quota Charge Agreement has the same meaning in this Agreement and in any notice given under this Agreement.
(b)	The principles of construction set out in the Quota Charge Agreement shall have effect as if set out in this Agreement.
1.3	Clauses
In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.
2.	AMENDMENTS TO THE QUOTA CHARGE AGREEMENT
With effect from the date of this Agreement:
(a)	The following new definitions shall be inserted in clause 1.1 (Definitions) of the Quota Charge Agreement in alphabetical order:

““February 2011 Incremental Assumption and Amendment Agreement” means the amendment no. 4 and incremental term loan assumption agreement dated 9 February 2011 entered into between, among others, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co KGaA, SIG Austria Holding GmbH, Pactiv Corporation and Closure Systems International B.V. as borrowers, the Guarantors from time to time party thereto (as defined therein), the Lenders from time to time party thereto (as defined therein) and the Administrative Agent (as defined therein), as amended, novated, supplemented, restated or modified from time to time, the text of which is attached as Part VII of Schedule 3 (Incremental Assumption and Amendment Agreement) to this Agreement.”
(b)	Schedule 3 of the Quota Charge Agreement shall be supplemented with Schedule A (Part VII of Schedule 3 (February 2011 Incremental Assumption and Amendment Agreement)) of this Agreement.
3.	REGISTRATION OF CHANGES
3.1	The Chargor shall file with the Court of Registration an extract of this Agreement, attached as Schedule B (Form of the Extract of this Quota Charge Agreement) (the “Extract”) within 10 (ten) Business Days of the date of this Agreement, in order to inform the Court of Registration of the amendment of the Quota Charge Agreement.
3.2	The Parties hereby authorise Oppenheim Ügyvédi Iroda (1053 Budapest, Károlyi Mihály u. 12., Hungary) to act before the Court of Registration in connection with the filing (including but not limited to sign any documents in relation thereto) of the Extract with the Court of Registration.

4.	CONTINUITY AND FURTHER ASSURANCE
4.1	Continuing obligations
The provisions of the Quota Charge Agreement shall, save as amended by this Agreement, continue in full force and effect.
4.2	Further assurance
The Chargor shall, at the reasonable request of the Chargee and at its own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.
5.	INCORPORATION OF TERMS
The provisions of clause 8 (Remedies and waivers), clause 9 (Severability), clause 13 (Notices) and clause 15 (Jurisdiction) of the Quota Charge Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.
6.	GOVERNING LAW
This Agreement is governed by Hungarian law.
7.	RIGHTS OF THE COLLATERAL AGENT
Notwithstanding anything contained herein, the Parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and accordingly each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agents under the Quota Charge Agreement and the First Lien Intercreditor Agreement shall continue in full force and effect and shall apply to this Agreement as if set out in full herein.
[Certification of the Public Notary and the related powers of attorney inserted]

SCHEDULE A
“SCHEDULE 3
Part VII
February 2011 Incremental Assumption and Amendment Agreement”
(To Be Inserted)

SCHEDULE B
ÜZLETRÉSZ ZÁLOGSZERZŐDÉST MÓDOSÍTÓ SZERZŐDÉS KIVONATA
EXTRACT OF THE AMENDMENT TO THE QUOTA CHARGE AGREEMENT
a cégnyilvántartásról, a bírósági cégeljárásról és a végelszámolásról szóló 2006. évi V. törvény 2.
számú melléklete II. 1. ea) pontjának figyelembe vételével
with regard to the Clause II.1.ea) of Schedule No. 2 of the Act V of 2006 on Public Company
Information, Company Registration and Winding-up Proceedings
(a továbbiakban: “Kivonat”) amely az alábbi felek között készült Budapesten, 2011. február 9. napján létrejött módosító szerződés (a továbbiakban: “Szerződés”) alapján:
(hereinafter referred to as the “Extract”), which has been prepared on the basis of the amendment agreement entered into by and between the parties named below in Budapest on 9 February 2011 (hereinafter referred to as the “Agreement”):
(1)	A Wilmington Trust (London) Limited, amelynek székhelye 6 Broad Street Place, London EC2M 7JH, Egyesült Királyság cím alatt található, képviseli __________________________, meghatalmazás alapján,
(1)	Wilmington Trust (London) Limited, having its registered office at: 6 Broad Street Place, London EC2M 7JH, Egyesült Királyság, represented by __________________________, under a power of attorney, mint zálogjogosult (a továbbiakban: “Zálogjogosult”)
as chargee (hereinafter referred to as the “Chargee”),
valamint
and
(2)	CLOSURE SYSTEMS INTERNATIONAL B.V., amelynek székhelye a Teleportboulevard 140, 1043 EJ Amszterdam, Hollandia cím alatt található, és amelyet az amszterdami Kereskedelmi Kamaránál a 34291082-es számon tartanak nyilván, képviseli dr. Horvai-Hillenbrand Péter, meghatalmazás alapján,
(2)	CLOSURE SYSTEMS INTERNATIONAL B.V. having its registered seat at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, registered with the Chamber of Commerce in Amsterdam with registration number 34291082, represented by dr. Péter Horvai-Hillenbrand, under a power of attorney, mint zálogkötelezett (a továbbiakban: “Zálogkötelezett”)
as chargor (hereinafter referred to as the “Chargor”).
Fent nevezett felek a jelen Kivonatban az alábbiakat kívánják rögzíteni:
The parties named above wish to declare the following in the present Extract:
1.	A Zálogkötelezett és a Zálogjogosult a 2010. január 29-én kelt zálogszerzodéssel (a “Zálogszerződés”) üzletrész zálogjogot alapítottak a Zálogjogosult javára Zálogkötelezettnek a CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségu Társaságban (székhelye: 8000 Székesfehérvár, Berényi út 72-100., Magyarország;

cégjegyzékszáma a Fejér Megyei Bíróság mint Cégbíróságnál: Cg. 07-09-013757, adószáma: 14122952-1-07, a továbbiakban: “Társaság”) fennálló 1.246.180.000,- Ft, azaz egymilliárd-kétszáznegyvenhatmillió-egyszáznyolcvanezer forint névértéku, a Társaság jegyzett tokéjének 100%-át megtestesíto üzletrészén. A Zálogszerzodést a Zálogkötelezett és a Zálogjogosult 2010. május 4-én, 2010. november 16-án és 2011. február 1-jén módosította.
The Chargor and the Chargee created a quota charge in favour of the Chargee over the quota of the Chargor held in CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság (registered seat: 8000 Székesfehérvár, Berényi út 72-100., Hungary, company registration number: Cg. 07-09-013757 with the Fejér County Court as the Court of Registration, tax number: 14122952-1-07, hereinafter referred to as the “Company”) with a nominal value of HUF 1,246,180,000 (i.e. one billion two hundred fourty six million one hundred and eighty thousand Forint) representing 100% of the Company’s registered capital by virtue of the quota charge agreement dated 29 January 2010 (the “Quota Charge Agreement”). The Quota Charge Agreement was amended by the Chargor and the Chargee on 4 May 2010, 16 November 2010 and 1 February 2011.
2.	A Zálogkötelezett és a Zálogjogosult a Szerzodés rendelkezései alapján újból módosították a Zálogszerzodés rendelkezéseit azzal, hogy újabb mellékletet csatoltak a Zálogszerzodéshez.
The Chargor and the Chargee have amended again the terms of the Quota Charge Agreement in accordance with the provisions of the Agreement by attaching a further schedule to the Quota Charge Agreement.
3.	Jelen Kivonat a Szerzodés rendelkezései alapján — kizárólag a Zálogszerzodés módosításának cégbírósági bejelentése céljából — készült, és nem helyettesíti a felek között a Szerzodésben foglaltak szerint létrejött részletes megállapodást. A Szerzodés és jelen Kivonat közötti esetleges ellentmondás vagy eltérés esetén a Szerzodés rendelkezései az irányadóak.
This Extract has been prepared on the basis of the terms and conditions set out in the Agreement exclusively for the purpose of giving notice to the court of registration on the amendment to the Quota Charge Agreement, and therefore, it may not substitute the detailed agreement between the parties contemplated in the Agreement. In case of any discrepancy between the Agreement and this Extract, the provisions of the Agreement shall prevail.
4.	Jelen Kivonat magyar és angol nyelven készült, a magyar és az angol nyelvu változat közötti eltérés esetén a magyar nyelvu verzió az irányadó.
This Extract has been prepared in the Hungarian and English language. In the event of any discrepancy between the Hungarian language and the English language versions, the Hungarian language version shall prevail.
5.	A Zálogkötelezett és a Zálogjogosult meghatalmazzák az Oppenheim Ügyvédi Irodát (cím: 1053 Budapest, Károlyi Mihály u. 12.) hogy a Fejér Megyei Bíróságnál, mint Cégbíróságnál a Kivonat benyújtásával kapcsolatban eljárjon (beleértve, de nem kizárólag bármely, ehhez kapcsolódó dokumentum aláírását).

The Chargor and the Chargee hereby authorise Oppenheim Law Firm (address: 1053 Budapest, Károlyi Mihály u. 12.) to act before the Fejér County Court as the Court of Registration in connection with filing (including but not limited to sign any documents relating thereto) this Extract.
Budapest, 2011. február 9. / 9 February 2011

WILMINGTON TRUST (LONDON) LIMITED	CLOSURE SYSTEMS INTERNATIONAL B.V.

Zálogjogosult / Chargee	Zálogkötelezett / Chargor

SIGNATURES
Closure Systems International B.V. — as Chargor
By:
Wilmington Trust (London) Limited — as Chargee
By:
CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság — as Company
By: